CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT



                                  CERTIFICATION

R. JAY GERKEN, Chief Executive Officer, and RICHARD L. PETEKA, Chief Financial Officer of The Travelers Series Trust - Zero Coupon Bond Fund Portfolio Series 2005 (the "Registrant"), each certify to the best of his or her knowledge that:

        1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

        2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                             Chief Financial Officer
The Travelers Series Trust -                        The Travelers Series Trust -
Zero Coupon Bond Fund Portfolio Series 2005         Zero Coupon Bond Fund Portfolio Series 2005

/s/ R. Jay Gerken                                   /s/ Richard L. Peteka
---------------------------                         ---------------------------
R. Jay Gerken                                       Richard L. Peteka
Date: August 28, 2003                               Date: August 28, 2003




This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Commission.